Exhibit 3.4
CERTIFICATE OF MERGER
OF
ROCKET LAB MERGER SUB, INC.,
WITH AND INTO
ROCKET LAB USA, INC.
Pursuant to Section 251 of the General Corporation Law of the State of Delaware (“DGCL”), the undersigned corporation hereby certifies that:
FIRST: The name and state of incorporation of each of the constituent corporations to the merger are as follows:

Name	State of Incorporation
Rocket Lab USA, Inc.	Delaware
Rocket Lab Merger Sub, Inc.	Delaware

SECOND: The Agreement and Plan of Merger, dated as of May 23, 2025 (the “Merger Agreement”), by and among Rocket Lab USA, Inc., Rocket Lab Corporation, and Rocket Lab Merger Sub, Inc., has been approved, adopted, executed, and acknowledged by each of the constituent corporations in accordance with Section 251 of the DGCL (and, with respect to Rocket Lab Merger Sub, Inc., by the written consent of its sole stockholder in accordance with Section 228 of the DGCL).
THIRD: The name of the surviving corporation is Rocket Lab USA, Inc.
FOURTH: The certificate of incorporation of the surviving corporation as in effect immediately prior to the merger shall be amended and restated in its entirety at the effective time of the merger as set forth in ANNEX A attached hereto and, as so amended and restated, shall be the certificate of incorporation of the surviving corporation until thereafter amended as provided therein or by applicable law.
FIFTH: The executed Merger Agreement is on file at an office of the surviving corporation, the address of which is as follows:
3881 McGowen Street
Long Beach, California
SIXTH: A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.
SEVENTH: This Certificate of Merger shall become effective immediately upon the filing of this Certificate of Merger with the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Merger has been executed by its duly authorized officer on the 23rd day of May, 2025.
ROCKET LAB USA, INC.
By: /s/ Adam Spice
Name: Adam Spice
Title: Chief Financial Officer

Signature Page to Certificate of Merger of Rocket Lab Merger Sub, Inc. and Rocket Lab USA, Inc

ANNEX A

Surviving Company Certificate of Incorporation